Exhibit 99.1

BILL OF SALE

OF

100% OF THE COMMON VOTING STOCK OF
EFUTURE INTERNATIONAL LIMITED

1.  DESCRIPTION OF PROPERTY. KNOW ALL PEOPLE BY THESE PRESENTS that Sunrise Holdings Limited, a Nevada Corporation  (Seller), domiciled at 1108 West Valley Blvd, 6-399, Alhambra, California 91803, for and in consideration of the amount of US$2,000, paid by Xuguang Sun, a citizen of the People’s Republic of China (Purchaser), domiciled at 1719 International Trade Centre 11-19 Sha Tsui Road, Tsuen Wan, N.T. Hong Kong, The People’s Republic of China, receipt of which is hereby acknowledged, has bargained, sold, granted, and conveyed   and,   by   these   presents,   does   bargain,   sell,   grant   and   convey   unto   Purchaser,  Purchaser’s successors, heirs and assigns, the following goods:

a.
100% constituting of 1 share of eFuture International Limited, a British Virgin Islands corporation, with the said share compromising all of the shares of said corporation authorized, issued and outstanding.

2.   SELLERS COVENANT TO DEFEND TITLE.  Seller covenants and agrees to warrant and defend title to the goods and chattels sold against any person, firm, corporation, association or entity.

3.   CERTIFICATION   OF   OWNERSHIP.  Seller   certifies   that   Seller   has   owned   the  certificates  aforementioned since February 25th, 2008.

4.   At the closing of this bill of sale, EFUTURE International Limited is a clean shell corporation with zero cash and zero debt.

5.	DATE. IN WITNESS WHEREOF, Seller has caused his hand and seal to be set hereon this 2nd day of March 2009.

Seller:  Sunrise Holdings Limited

By: /s/ Xuguang Sun
        Xuguang Sun, Chief Executive Officer and President